EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Aethlon Medical, Inc. on Form 10-K for the fiscal year ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof, I, James A. Joyce, Chief Executive Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Based on my knowledge, the Annual Report fully complies with therequirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in such Annual Report on Form 10-K fairlypresents, in all material respects, the financial condition and results of operations of Aethlon Medical, Inc.

Date: July 2, 2010

By: /s/ James A. Joyce
       James A. Joyce
      Chief Executive Officer and Chief Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aethlon Medical, Inc. and will be retained by Aethlon Medical, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.